Exhibit 10.6

AMENDED AND RESTATED SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made as of June 26, 2009, by RESACA EXPLOITATION, INC., a Texas corporation (“Debtor”), in favor of CIT CAPITAL USA INC., as collateral agent (in such capacity, together with its successors in such capacity, the “Secured Party”) for benefit of the Secured Creditors (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrower, NGP Capital Resources Company (the “Prior Administrative Agent”) and other financial institutions named and defined therein as lenders and agents entered into that certain Credit Agreement dated May 1, 2006,, as amended by Limited Consent and Waiver and Amendment dated May 7, 2006, a First Amendment to Credit Agreement dated May 31, 2007, a Second Amendment to Credit Agreement dated August 1, 2007, a Third Amendment to Credit Agreement dated October 12, 2007, a Limited Consent and Waiver and Amendment dated January 15, 2008, and a Fourth Amendment to Credit Agreement dated June 11, 2008 (as amended, the “Original Credit Agreement”).

WHEREAS, on May 1, 2006, in connection with the Original Credit Agreement, the Borrower and each of the signatories thereto entered into that certain Security Agreement (as heretofore amended, modified or supplemented, the “Existing Security Agreement”)

WHEREAS, the Borrower, the Prior Administrative Agent and other financial institutions named and defined therein as lenders and agents amended and restated the Original Credit Agreement by entering into an Amended and Restated Credit Agreement dated July 11, 2008 pursuant to which such lenders provided certain loans to the Borrower (as heretofore amended, modified or supplemented, the “Existing Credit Agreement”).

WHEREAS, the Prior Administrative Agent resigned  as Administrative Agent under the Existing Credit Agreement and the other Loan Documents (as defined in the Existing Credit Agreement) and pursuant to that certain Resignation and Appointment of Administrative Agent Agreement, as of even date herewith, the parties to the Existing Credit Agreement mutually agreed to ratify the appointment of CIT Capital USA Inc. as successor Administrative Agent (in such capacity, the “Successor Agent”)  under the Existing Credit Agreement and the other Loan Documents (as defined in the Existing Credit Agreement) and CIT Capital USA Inc. accepted such appointment

WHEREAS, the Borrower has requested the Lenders, and the Lenders have agreed, to amend and restate the Existing Credit Agreement, subject to the terms and conditions of that certain Second Amended and Restated Credit Agreement dated as of June 26, 2009 (as the same may be further amended, the “Credit Agreement”), of even date herewith by and among the Borrower, the Successor Agent and the Lenders parties thereto.

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that the parties hereto amend and restate the Existing Security Agreement, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to extend such credit under the Credit Agreement, Debtor hereby agrees with Secured Party, for the benefit of Secured Creditors (as defined below) and Secured Party, as follows:

ARTICLE I — Definitions and References

Section 1.1.                                   General Definitions.  As used herein, the terms “Agreement”, “Debtor”, “Lenders”, and “Credit Agreement” shall have the meanings indicated above, and the following terms shall have the following meanings:

“Approved Hedge Counterparties” shall have the meaning assigned to such term in the Credit Agreement.

“Collateral” means all property, of whatever type, which is described in Section 2.1 as being at any time subject to a security interest granted hereunder to Secured Party.

“Commercial Tort Claims” means a claim arising in tort with respect to which the claimant is Debtor.

“Commitment” means the agreement or commitment by Lenders to make loans or otherwise extend credit to Debtor under the Credit Agreement, and any other agreement, commitment, statement of terms or other document contemplating the making of loans or advances or other extension of credit by Lenders to or for the account of Debtor which is now or at any time hereafter intended to be secured by the Collateral under this Agreement.

“Deposit Accounts” means all “deposit accounts” (as defined in the UCC) or other demand, time, savings, passbook, or similar accounts maintained with a bank, including nonnegotiable certificates of deposit.

“Documents” means all “documents” (as defined in the UCC) or other receipts covering, evidencing or representing inventory, equipment, or other goods.

“Equipment” means all “equipment” (as defined in the UCC) in whatever form, wherever located, and whether now or hereafter existing, and all parts thereof, all accessions thereto, and all replacements therefor.

“General Intangibles” means all “general intangibles” (as defined in the UCC) of any kind (including choses in action, Commercial Tort Claims, Software, Payment Intangibles, tax refunds, insurance proceeds, and contract rights), and all instruments, security agreements, leases, contracts, and other rights (except those constituting Receivables, Documents, or Instruments) to receive payments of money or the ownership or possession of property, including all general intangibles under which an account debtor’s principal obligation is a monetary obligation.

“Instruments” means all “instruments”, “chattel paper” or “letters of credit” (as each is defined in the UCC) and all Letter-of-Credit Rights.

“Inventory” means all “inventory” (as defined in the UCC) in all of its forms, wherever located and whether now or hereafter existing, including (a) all movable property and other goods held for sale or lease, all movable property and other goods furnished or to be furnished under contracts of service, all raw materials and work in process, and all materials and supplies used or consumed in a business, (b) all movable property and other goods which are part of a product or mass, (c) all movable property and other goods which are returned to or repossessed by the seller, lessor, or supplier thereof, (d) all goods and substances in which any of the foregoing is commingled or to which any of the foregoing is added, and (e) all accessions to, products of, and documents for any of the foregoing.

“Investment Property” means all “investment property” (as defined in the UCC) and all other securities, whether certificated or uncertificated, securities entitlements, securities accounts, commodity contracts, or commodity accounts.

“Letter-of-Credit Rights” means all rights to payment or performance under a “letter of credit” (as defined in the UCC) whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

“Obligation Documents” means the Credit Agreement, the Notes, the Loan Documents, and all other documents and instruments under, by reason of which, or pursuant to which any or all of the Secured Obligations are evidenced, governed, secured, or otherwise dealt with, and all other agreements, certificates, and other documents, instruments and writings heretofore or hereafter delivered in connection herewith or therewith.

“Other Liable Party” means any Person, other than Debtor, who may now or may at any time hereafter be primarily or secondarily liable for any of the Secured Obligations or who may now or may at any time hereafter have granted to Secured Party or Lenders a Lien upon any property as security for the Secured Obligations.

“Payment Intangibles” means all “payment intangibles” (as defined in the UCC).

“Proceeds” means, with respect to any property of any kind, all proceeds of, and all other profits, products, rentals or receipts, in whatever form, arising from any sale, exchange, collection, lease, licensing or other disposition of, distribution in respect of, or other realization upon, such property, including all claims against third parties for loss of, damage to or destruction of, or for proceeds payable under (or unearned premiums with respect to) insurance in respect of, such property (regardless of whether Secured Party is named a loss payee thereunder), and any payments paid or owing by any third party under any indemnity, warranty, or guaranty with respect to such property, and any condemnation or requisition payments with respect to such property, in each case whether now existing or hereafter arising.

“Receivables” means (a) all “accounts” (as defined in the UCC) and all other rights to payment for goods or other personal property which have been (or are to be) sold, leased, or exchanged or for services which have been (or are to be) rendered, regardless of whether such accounts or other rights to payment have been earned by performance and regardless of whether such accounts or other rights to payment are evidenced by or characterized as accounts receivable, contract rights, book debts, notes, drafts or other obligations of indebtedness, (b) all Documents and Instruments of any kind relating to such accounts or other rights to payment or otherwise arising out of or in connection with the sale, lease or exchange of goods or other personal property or the rendering of services, (c) all rights in, to, or under all security agreements, leases and other contracts securing or otherwise relating to any such accounts, rights to payment, Documents, or Instruments, (d) all rights in, to and under any purchase orders, service contracts, or other contracts out of which such accounts and other rights to payment arose (or will arise on performance), and (e) all rights in or pertaining to any goods arising out of or in connection with any such purchase orders, service contracts, or other contracts, including rights in returned or repossessed goods and rights of replevin, repossession, and reclamation.

“Secured Creditors” shall have the meaning assigned to such term in the Credit Agreement.

“Secured Obligations” has the meaning given such term in Section 2.2.

“Secured Party” means the Person named as such at the beginning of this Agreement, together with its successors and assigns as the “Administrative Agent” under the Credit Agreement.

“Software” means all “software” (as defined in the UCC), including all computer programs, any supporting information provided in connection with a transaction relating to a computer program, all licenses or other rights to use any of such computer programs, and all license fees and royalties arising from such use to the extent permitted by such license or rights.

“UCC” means the Uniform Commercial Code in effect in the State of New York from time to time.

Section 1.2.                                   Other Definitions.  Reference is hereby made to the Credit Agreement for a statement of the terms thereof.  All capitalized terms used in this Agreement which are defined in the Credit Agreement and not otherwise defined herein shall have the same meanings herein as set forth therein.  All terms used in this Agreement which are defined in the UCC and not otherwise defined herein or in the Credit Agreement shall have the same meanings herein as set forth therein, except where the context otherwise requires.  The parties intend that the terms used herein which are defined in the UCC have, at all times, the broadest and most inclusive meanings possible.  Accordingly, if the UCC shall in the future be amended or held by a court to define any term used herein more broadly or inclusively than the UCC in effect on the date hereof, then such term, as used herein, shall be given such broadened meaning.  If the UCC shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the UCC in effect on the date hereof, such amendment or holding shall be disregarded in defining terms used herein.

Section 1.3.                                   Attachments.  All exhibits or schedules which may be attached to this Agreement are a part hereof for all purposes.

Section 1.4.                                   Amendment of Defined Instruments.  Unless the context otherwise requires or unless otherwise provided herein, references in this Agreement to a particular agreement, instrument or document (including, but not limited to, references in Section 2.1) also refer to and include all renewals, extensions, amendments, modifications, supplements or restatements of any such agreement, instrument or document, provided that nothing contained in this Section shall be construed to authorize any Person to execute or enter into any such renewal, extension, amendment, modification, supplement or restatement.

Section 1.5.                                   References and Titles.  All references in this Agreement to Exhibits, Articles, Sections, subsections, and other subdivisions refer to the Exhibits, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.  Titles appearing at the beginning of any subdivision are for convenience only and do not constitute any part of any such subdivision and shall be disregarded in construing the language contained in this Agreement.  The words “this Agreement”, “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  The phrases “this Section” and “this subsection” and similar phrases refer only to the Sections or subsections hereof in which the phrase occurs.  The word “or” is not exclusive, and the word “including” (in all of its forms) means “including without limitation”.  Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires.

ARTICLE II — Security Interest

Section 2.1.                                   Grant of Security Interest.  As collateral security for all of the Secured Obligations, Debtor hereby pledges and assigns to Secured Party and grants to Secured Party a continuing security interest, for the benefit of the Secured Creditors, in and to all right, title and interest of Debtor in and to any and all of the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located:

(a)                                  all Receivables.

(b)                                 all General Intangibles.

(c)                                  all Documents.

(d)                                 all Instruments

(e)                                  all Inventory.

(f)                                    all Equipment.

(g)                                 all Deposit Accounts.

(h)                                 all Investment Property.

(i)                                     All books and records (including, without limitation, customer lists, marketing information, credit files, price lists, operating records, vendor and supplier price lists, sales literature, computer software, computer hardware, computer disks and tapes and other storage media, printouts and other materials and records) of Debtor pertaining to any of the Collateral.

(j)                                     All moneys and property of any kind of Debtor in the possession or under the control of Secured Party.

(k)                                  All Proceeds of any and all of the foregoing Collateral.

In each case, the foregoing shall be covered by this Agreement, whether Debtor’s ownership or other rights therein are presently held or hereafter acquired and howsoever Debtor’s interests therein may arise or appear (whether by ownership, security interest, claim or otherwise).

Section 2.2.                                   Secured Obligations Secured.  The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, indebtedness and liabilities, whether now existing or hereafter incurred or arising:

(a)                                  Credit Agreement Indebtedness.  The payment by Debtor, as and when due and payable, of all amounts from time to time owing by Debtor under or in respect of the Credit Agreement, the Notes or any of the other Obligation Documents.

(b)                                 Other Indebtedness.  All loans and future advances made by Lenders to Debtor and all other debts, obligations and liabilities of every kind and character of Debtor now or hereafter existing in favor of Lenders, whether such debts, obligations or liabilities be direct or indirect, primary or secondary, joint or several, fixed or contingent, and whether originally payable to Lenders or to a third party and subsequently acquired by Lenders and whether such debts, obligations or liabilities are evidenced by notes, open account, overdraft, endorsement, security agreement, guaranty or otherwise (it being contemplated that Debtor may hereafter become indebted to Lenders in further sum or sums but Lenders shall have no obligation to extend further indebtedness by reason of this Agreement).

(c)                                  Renewals.  All renewals, extensions, amendments, modifications, supplements, or restatements of or substitutions for any of the foregoing.

(d)                                 Performance.  The due performance and observance by Debtor of all of its other obligations from time to time existing under or in respect of any of the Obligation Documents.

(e)                                  Hedging Contracts.  Payment of and performance of any and all present or future obligations of Debtor according to the terms of any present or future swap agreements, cap, floor, collar, exchange transaction, forward agreement or other exchange or protection agreements relating to crude oil, natural gas or other hydrocarbons, or any option with respect to any such transaction now existing or hereafter entered into between Debtor and one or more Lenders (or any one or more affiliates of any Lender) or any Approved Hedge Counterparty from time to time a party to an Intercreditor and Collateral Agency Agreement among Debtor, Secured Party and the Approved Hedge Counterparties from time to time a party thereto; provided, if such counterparty (other than an Approved Hedge Counterparty) ceases to be a Lender (or affiliate of a Lender), such foregoing obligations shall only include such obligations to the extent arising from transactions entered into at the time such counterparty was a Lender (or affiliate of a Lender);

As used herein, the term “Secured Obligations” refers to all present and future indebtedness, obligations and liabilities of whatever type which are described above in this section, including any interest which accrues after the commencement of any case, proceeding, or other action relating to the bankruptcy, insolvency, or reorganization of Debtor.  Debtor hereby acknowledges that the Secured Obligations are owed to the various Lenders and that each Lender is entitled to the benefits of the Liens given under this Agreement.

ARTICLE III — Representations, Warranties and Covenants

Section 3.1.                                   Representations and Warranties.  Each of the representations and warranties in the Credit Agreement made by Debtor or any Restricted Person is true and correct.  In addition, Debtor hereby represents and warrants to Secured Party and Lenders as follows:

(a)                                  Name, Place of Business and Formation.  Debtor is a corporation organized under the laws of the State of Texas, which is Debtor’s location pursuant to the UCC.  Except as set forth on Schedule 3.1(a), Debtor has not conducted business under any name except the name in which it has executed this Agreement, which is the exact name as it appears in Debtor’s organizational documents, as amended, as filed with the State of Texas.  Debtor’s principal place of business and chief executive office, and the place where Debtor kept its books and records concerning the Collateral has been located at Debtor’s address set forth in the Credit Agreement since Debtor’s formation.

(b)                                 Ownership Free of Liens.  Debtor has good and defensible title to the Collateral, free and clear of all Liens, encumbrances or adverse claims except for the security interest created by this Agreement and any Permitted Liens.  No effective financing statement or other registration or instrument similar in effect covering all or any part of the Collateral is on file in any recording office except any which have been filed in favor of Secured Party relating to this Agreement.  None of the Collateral is in the possession of any Person other than Debtor or Secured Party, except for Collateral being transported in the ordinary course of business.

(c)                                  No Conflicts or Consents.  Neither the ownership nor the intended use of the Collateral by Debtor, nor the grant of the security interest by Debtor to Secured Party herein, nor the exercise by Secured Party of its rights or remedies hereunder, will (i) conflict with any provision of (a) any domestic or foreign law, statute, rule or regulation, (b) the articles of incorporation or bylaws of Debtor, or (c) any agreement, judgment, license, order or permit applicable to or binding upon Debtor, or (ii) result in or require the creation of any Lien, charge or encumbrance upon any assets or properties of Debtor or of any Restricted Person.  Except as expressly contemplated in the Obligation Documents, no consent, approval, authorization or order of, and no notice to or filing with any court, governmental authority or third party is required in connection with the grant by Debtor of the security interest herein, or the exercise by Secured Party of its rights and remedies hereunder.

(d)                                 Security Interest.  Debtor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Secured Party as provided herein, free and clear of any Lien, adverse claim, or encumbrance other than Permitted Liens.  This Agreement creates a valid and binding security interest in favor of Secured Party in the Collateral, which security interest secures all of the Secured Obligations.

(e)                                  Perfection.  The taking possession by Secured Party of all money constituting Collateral from time to time will perfect, and establish the first priority of, Secured Party’s security interest hereunder in such Collateral.  Secured Party’s control of all Investment Property, Deposit Accounts, and Letter-of-Credit Rights constituting Collateral from time to time will perfect, and establish the first priority of, Secured Party’s security interest hereunder in such Collateral. The filing of a financing statement with the secretary of state (or equivalent governmental official) of Texas which sufficiently indicates all other Collateral will perfect, and establish the first priority of, Secured Party’s security interest hereunder in such Collateral.  No further or subsequent filing, recording, registration, other public notice or other action is necessary or desirable to perfect or otherwise continue, preserve or protect such security interest except (i) for continuation statements described in UCC §9-515(d), (ii) for filings required to be filed in the event of a change in the name, identity, or organizational structure of Debtor, or (iii) in the event any financing statement filed by Secured Party relating hereto otherwise becomes inaccurate or incomplete.

(f)                                    General Intangibles.  Each General Intangible included within the Collateral which is material to Debtor’s business represents the valid and legally binding obligation of each other Person who is a party thereto or who is otherwise stated to be obligated thereunder, subject to no contra-accounts, setoffs, defenses, counterclaims, discounts, allowances, rebates, credits or adjustments by or available to account debtors obligated thereon, except for those which (i) in the case of General Intangibles under which money is owing to Debtor, do not in the aggregate exceed five percent (5%) of the aggregate face amount of all such General Intangibles, and (ii) in the case of other General Intangibles, do not materially impair the value to Debtor or the enforcement by Debtor of such General Intangibles.

(g)                                 Documents and Instruments.  All Documents and Instruments included within the Collateral are valid and genuine.  Any such Document or Instrument has only one original counterpart which constitutes collateral within the meaning of the UCC or the law of any applicable jurisdiction, and all such original counterparts (other than checks delivered in payment of Receivables in the ordinary course of business) have been delivered into the possession of Secured Party.

(h)                                 Goods.  None of the Collateral which constitutes goods (i) is covered by any Document (other than Documents which are subject hereto and have been delivered to Secured Party), (ii) is subject to any landlord’s lien or similar Lien, (iii) has been related to, attached to, or used in connection with any real property so as to constitute a fixture upon such real property (except for real property which is subject to a Lien in favor of Secured Party), (iv) is installed in or affixed to other goods so as to be an accession to such other goods (unless such other goods are included in the Collateral), or (v) has been produced in violation of the Fair Labor Standards Act, as amended.  All such goods are insured to the extent required under the Credit Agreement.

Section 3.2.                                   General Covenants Applicable to Collateral.  Unless Secured Party shall otherwise consent in writing, Debtor will at all times comply with the covenants contained in the Credit Agreement which are applicable to Debtor for so long as any part of the Secured Obligations or the Commitment is outstanding.  In addition, Debtor will at all times comply with the covenants contained in this Section 3.2.

(a)                                  Change of Name, Location, or Structure; Additional Filings.  Debtor recognizes that financing statements pertaining to the Collateral have been or may be filed with the secretary of state (or equivalent governmental official) of the state in which Debtor is organized.  Without limitation of any other covenant herein, Debtor will not cause or permit any change to be made in its name, identity or corporate structure, or any change to be made to its jurisdiction of organization, unless Debtor shall have first (1) notified Secured Party of such change at least forty-five (45) days prior to the effective date of such change, (2) taken all action requested by Secured Party (under the following subsection (b) or otherwise) for the purpose of further confirming and protecting Secured Party’s security interests and rights under this Agreement and the perfection and priority thereof, and (3) if requested by Secured Party, provided to Secured Party a legal opinion to its satisfaction confirming that such change will not adversely affect in any way Secured Party’s security interests and rights under this Agreement or the perfection or priority thereof.  In any notice furnished pursuant to this subsection, Debtor will expressly state that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of Secured Party’s security interest in the Collateral.

(b)                                 Further Assurances.  Debtor will, at its expense as from time to time requested by Secured Party, promptly execute and deliver all further instruments, agreements, filings and registrations, and take all further action, in order:  (i) to confirm and validate this Agreement and Secured Party’s rights and remedies hereunder, (ii) to correct any errors or omissions in the descriptions herein of the Secured Obligations or the Collateral or in any other provisions hereof, (iii) to perfect, register and protect the security interests and rights created or purported to be created hereby or to maintain or upgrade in rank the priority of such security interests and rights, (iv) to enable Secured Party to exercise and enforce its rights and remedies hereunder in respect of the Collateral, or (v) to otherwise give Secured Party the full benefits of the rights and remedies described in or granted under this Agreement.  As part of the foregoing Debtor will, whenever requested by Secured Party (1) execute and file any financing statements, continuation statements, and other filings or registrations relating to Secured Party’s security interests and rights hereunder, and any amendments thereto, and (2) mark its books and records relating to any Collateral to reflect that such Collateral is subject to this Agreement and the security interests hereunder.  To the extent requested by Secured Party from time to time, Debtor will obtain from any material account debtor or other obligor on the Collateral the acknowledgment of such account debtor or obligor that such Collateral is subject to this Agreement.

(c)                                  Inspection of Collateral.  Debtor will keep adequate records concerning the Collateral and will permit Secured Party and all representatives appointed by Secured Party, including independent accountants, agents, attorneys, appraisers and any other persons, to inspect any of the Collateral and the books and records of or relating to the Collateral at any time during normal business hours, and to make photocopies and photographs thereof, and to write down and record any information which such representatives obtain.

(d)                                 Information.  Upon request from time to time by Secured Party, Debtor will furnish to Secured Party (i) any information concerning any covenant, provision or representation contained herein or any other matter in connection with the Collateral or Debtor’s business, properties, or financial condition, and (ii) statements and schedules identifying and describing the Collateral and other reports and information requested in connection with the Collateral, all in reasonable detail.

(e)                                  Ownership, Liens, Possession and Transfers.  Except for the security interest created by this Agreement and any Permitted Liens, Debtor will maintain good and defensible title to all Collateral, free and clear of all Liens, encumbrances or adverse claims and Debtor will not grant or allow any such Liens, encumbrances or adverse claims to exist.  Debtor will not grant or allow to remain in effect, and Debtor will cause to be terminated, any financing statement or other registration or instrument similar in effect covering all or any part of the Collateral, except any which have been filed in favor of Secured Party relating to this Agreement.  Debtor will defend Secured Party’s right, title and special property and security interest in and to the Collateral against the claims of any Person.  Debtor (i) will insure that all of the Collateral — whether goods, Documents, Instruments, or otherwise — is and remains in the possession of Debtor or Secured Party (or a bailee selected by Secured Party who is holding such Collateral for the benefit of Secured Party), except for goods being transported in the ordinary course of business, and (ii) will not sell, assign (by operation of law or otherwise), transfer, exchange, lease or otherwise dispose of any of the Collateral except as expressly permitted in Section 9.5 of the Credit Agreement.

(f)                                    Impairment of Security Interest.  Debtor will not take or fail to take any action which would in any manner impair the value or enforceability of Secured Party’s security interest in any Collateral.

(g)                                 Insurance.

(i)                                     Debtor will, at its own expense, maintain insurance with respect to all Collateral which constitutes goods in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to Secured Party from time to time.  Each policy for liability insurance shall provide for all losses to be paid on behalf of Secured Party (for the benefit of the Secured Creditors) and Debtor as their respective interests may appear, and each policy for property damage insurance shall provide for all losses to be paid directly to Secured Party.  Each such policy shall in addition (A) name Debtor and Secured Party as insured parties thereunder (without any representation or warranty by or obligation upon Secured Party) as their interests may appear, (B) contain the agreement by the insurer that any loss thereunder shall be payable to Secured Party notwithstanding any action, inaction or breach of representation or warranty by Debtor, (C) provide that there shall be no recourse against Secured Party for payment of premiums or other amounts with respect thereto and (D) provide that at least thirty (30) days’ prior written notice of cancellation or of lapse shall be given to Secured Party by the insurer.  Debtor will, if so requested by Secured Party, deliver to Secured Party original or duplicate policies of such insurance and, as often as Secured Party may reasonably request, a report of a reputable insurance broker with respect to such insurance.  Debtor will also, at the request of Secured Party, duly execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment.

(ii)                                  Reimbursement under any liability insurance maintained by Debtor pursuant to this Section 3.2(g) may be paid directly to the Person who has incurred the liability covered by such insurance.  With respect to any loss involving damage to Collateral which constitutes goods as to which subsection (iii) of this Section 3.2(g) is not applicable, Debtor will make or cause to be made the necessary repairs to or replacements of such Collateral, and any proceeds of insurance maintained by Debtor pursuant to this Section 3.2(g) shall be paid to Debtor by Secured Party as reimbursement for the costs of such repairs or replacements as such repairs or replacements are made or acquired.

(iii)                               Upon the occurrence and during the continuance of an Event of Default or upon the occurrence of a loss in excess of $100,000 per occurrence of any Collateral which constitutes goods, all insurance payments in respect of such Collateral shall be paid to Secured Party and applied as specified in Section 4.3 hereof.

Section 3.3.                                   Covenants for Specified Types of Collateral.  Unless Secured Party shall otherwise consent in writing, Debtor will at all times comply with the covenants contained in this Section 3.3 from the date hereof and so long as any part of the Secured Obligations or the Commitment is outstanding.

(a)                                  Receivables.  Debtor will, except as otherwise provided in Sections 4.1(e) and 4.2(a), collect at its own expense all amounts due or to become due under each Receivable which is included within the Collateral.  In connection with such collections, Debtor may (and, at Secured Party’s direction, will) take such action (not otherwise forbidden hereunder) as Debtor or Secured Party may deem necessary or advisable to enforce collection or performance of each such Receivable.  Except for actions and omissions in the ordinary course of business which do not in the aggregate cause losses or reductions in excess of five percent (5%) of the aggregate face amount of all such Receivables outstanding at any time, Debtor (i) will duly perform and cause to be performed all of its obligations with respect to the goods or services, the sale or lease or rendering of which gave rise or will give rise to each such Receivable, and (ii) will not (whether through failure to duly perform its obligations under any contracts, instruments, and agreements which are related to any such Receivable, or by any written instrument, or otherwise) take or allow any action or omission which causes any such Receivable to become subject to any contra-accounts, setoffs, defenses, counterclaims, discounts, allowances, rebates, credits or adjustments by or available to account debtors obligated on such Receivable.

(b)                                 General Intangibles.  Debtor will, except as otherwise provided in Sections 4.1(e) and 4.2(a), collect at its own expense all amounts due or to become due under each General Intangible included within the Collateral.  In connection with such collections, Debtor may (and, at Secured Party’s direction, will) take such action (not otherwise forbidden hereunder) as Debtor or Secured Party may deem necessary or advisable to enforce collection or performance of each such General Intangible.  Debtor will duly perform and cause to be performed all of its obligations under any contracts, instruments, and agreements which are, or which are related to, any General Intangibles of Debtor.  Debtor will not (whether through failure to duly perform its obligations under any contracts, instruments, and agreements which are related to any such General Intangibles, or by any written instrument, or otherwise) take or allow any action or omission which causes any such General Intangibles to become subject to any contra-accounts, setoffs, defenses, counterclaims, discounts, allowances, rebates, credits or adjustments by or available to account debtors obligated on such General Intangibles, except for those which (i) in the case of such General Intangibles under which money is owing to Debtor, do not in the aggregate exceed five percent (5%) of the aggregate face amount of all such General Intangibles, and (ii) in the case of other General Intangibles included within the Collateral, do not materially impair the value or enforcement of such General Intangibles.

(c)                                  Documents and Instruments.  Debtor will at all times cause any Documents or Instruments which are included within the Collateral to be valid and genuine.  Debtor will cause all Instruments included within the Collateral to have only one original counterpart.  Unless otherwise requested by Secured Party, Debtor will promptly deliver to Secured Party all originals of Documents or Instruments which are included within the Collateral.  Debtor will not (whether through failure to duly perform its obligations under any contracts, instruments, and agreements which are related to any Documents or Instruments which are included within the Collateral, or by any written instrument, or otherwise) take or allow any action or omission which causes any Documents or Instruments which are included within the Collateral to become subject to any contra-accounts, setoffs, defenses, counterclaims, discounts, allowances, rebates, credits or adjustments by or available to the Persons obligated thereon.  Upon request by Secured Party,

Debtor will mark each chattel paper which is included within the Collateral with a legend indicating that such chattel paper is subject to the security interest granted by this Agreement.

(d)                                 Inventory.  Debtor will maintain, preserve, protect and store all Inventory included within the Collateral in good condition, repair and working order and in a manner which will not make void or cancelable any insurance with respect to such Collateral.  Debtor will promptly furnish to Secured Party a statement respecting any loss or damage to any such Inventory with an aggregate value in excess of $100,000.  Except for Documents delivered into the possession of Secured Party, Debtor will not allow any Inventory included within the Collateral to be covered by any Document.  Debtor will not cause or permit the removal of any item of Inventory from Debtor’s possession, control and risk of loss, and Debtor will not sell, assign (by operation of law or otherwise), transfer, exchange, lease or otherwise dispose of any Inventory, other than in connection with the following:

(i)                                     Sales or leases, other than during the continuance of an Event of Default, of Inventory in the ordinary course of business, and

(ii)                                  Possession of Inventory by Secured Party or by a bailee selected by Secured Party who is holding such Inventory for the benefit of Secured Party.

(e)                                  Equipment.  Debtor will maintain, preserve, protect and keep all Equipment included within the Collateral in good condition, repair and working order and will cause such Equipment to be used and operated in a good and workmanlike manner, in accordance with applicable law and in a manner which will not make void or cancelable any insurance with respect to such Equipment.  Debtor will promptly make or cause to be made all repairs, replacements and other improvements to or in connection with such Equipment which are necessary or desirable or that Secured Party may request to such end.  Debtor will promptly furnish to Secured Party a statement respecting any loss or damage to any of such Equipment with an aggregate value in excess of $100,000.  Debtor will not cause or permit the removal of any item of Equipment from Debtor’s possession, control and risk of loss, and Debtor will not sell, assign (by operation of law or otherwise), transfer, exchange, lease or otherwise dispose of any Equipment, other than in connection with the following:

(i)                                     Sale or other disposal, other than during the continuance of an Event of Default, of any item of Equipment which is worn out or obsolete and which has been replaced by an item of equal suitability and value, owned by Debtor and made subject to the security interest under this Agreement, but which is otherwise free and clear of any Liens, encumbrances or adverse claims other than Permitted Liens,

(ii)                                  Possession of Equipment by Secured Party or by a bailee selected by Secured Party who is holding such Equipment for the benefit of Secured Party;

(iii)                               Sales of Equipment in connection with sales of Qualified Properties expressly permitted under the Credit Agreement; and

(iv)                              other sales of Equipment as expressly permitted under the Credit Agreement.

Debtor will not permit any of the Collateral which constitutes Equipment to at any time become so related to, attached to, or used in connection with any particular real property so as to become a fixture upon such real property, or to be installed in or affixed to other goods so as to become an accession to such other goods unless such other goods are also included in the Collateral.

(f)                                    Deposit Accounts.  For each Deposit Account that Debtor at any time opens and maintains, Debtor shall, at Secured Party’s request and option, pursuant to an agreement in form and substance satisfactory to Secured Party, either (i) cause the depository bank which maintains such Deposit Account to agree to comply at any time with instructions from Secured Party to such depository bank directing the disposition of funds from time to time credited to such Deposit Account, without further consent of Debtor, or (ii) arrange for Secured Party to become the customer of such depository bank with respect to the Deposit Account, with Debtor being permitted, only with the consent of Secured Party, to exercise rights to withdraw funds from such Deposit Account.  Secured Party agrees with Debtor that Secured Party shall not give any such instructions or withhold any withdrawal rights from Debtor unless an Event of Default has occurred and is continuing.  The provisions of this Section 3.3(f) shall not apply to (x) any Deposit Account for which Debtor, the applicable depository bank, and Secured Party have entered into a cash collateral agreement specially negotiated among Debtor, such depository bank, and Secured Party for the specific purpose set forth therein, (y) Deposit Accounts for which Secured Party is the depository bank, and (z) Deposit Accounts specially and exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of Debtor’s salaried employees.

(g)                                 Investment Property.   If Debtor shall at any time hold or acquire any certificated securities, Debtor shall forthwith endorse, assign, and deliver the same to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify.  If any securities now or hereafter acquired by Debtor are uncertificated and are issued to Debtor or its nominee directly by the issuer thereof, Debtor shall immediately notify Secured Party of such issuance and, at Secured Party’s request and option, pursuant to an agreement in form and substance satisfactory to Secured Party, either (i) cause the issuer thereof to agree to comply with instructions from Secured Party as to such securities, without further consent of Debtor or such nominee, or (ii) arrange for Secured Party to become the registered owner of such securities.  If any securities, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by Debtor, are held by Debtor or its nominee through a securities intermediary or commodity intermediary, Debtor shall immediately notify Secured Party thereof, and, at Secured Party’s request and option, pursuant to an agreement in form and substance satisfactory to Secured Party, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from Secured Party to such securities intermediary as to such securities or other Investment Property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by Secured Party to such commodity intermediary, in each case without further consent of Debtor or such nominee, or (ii)

in the case of financial assets or other Investment Property held through a securities intermediary, arrange for Secured Party to become the entitlement holder with respect to such Investment Property, with Debtor being permitted, only with the consent of Secured Party, to exercise rights to withdraw or otherwise deal with such Investment Property.  Secured Party agrees with Debtor that Secured Party shall not give any such entitlement orders or instructions or directions to any issuer, securities intermediary, or commodity intermediary of Investment Property, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by Debtor, unless an Event of Default has occurred and is continuing.  The provisions of this Section 3.3(g) shall not apply to any financial assets credited to a securities account for which Secured Party or an Affiliate of Secured Party is the securities intermediary.  The Investment Property required to be pledged hereunder and under the Credit Agreement by the Debtor as of the Closing Date are listed in Schedule 3.3(g) hereto.

(h)                                 Letter of Credit Rights.  If Debtor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of Debtor, Debtor shall promptly notify Secured Party thereof and, at the request and option of Secured Party, Debtor shall, pursuant to an agreement in form and substance satisfactory to Secured Party, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Secured Party of the proceeds of any drawing under such letter of credit or (ii) arrange for Secured Party to become the transferee beneficiary of such letter of credit, with Secured Party agreeing, in each case, that the proceeds of any drawing under such letter of credit are to be applied as specified in Section 4.3.

(i)                                     Commercial Tort Claims.  If Debtor shall at any time hold or acquire a Commercial Tort Claim, Debtor shall immediately notify Secured Party in writing of the details thereof and grant to Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance acceptable to Secured Party.

ARTICLE IV. — Remedies, Powers and Authorizations

Section 4.1.                                   Normal Provisions Concerning the Collateral.

(a)                                  Authorization to File Financing Statements.  Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file, without the signature of Debtor, in any jurisdiction any amendments to existing financing statements and any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as “all assets of Debtor and all proceeds thereof, and all rights and privileges with respect thereto” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Chapter 9 of the UCC, or (ii) as being of an equal or lesser scope or with greater detail; (b) contain any other information required by subchapter E of Chapter 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Debtor is an organization, the type of organization and any organization identification number issued to Debtor; and (c) are necessary to properly effectuate the transactions described in the Loan Documents, as determined by Secured Party in its discretion.  Debtor agrees to furnish any such information to Secured Party promptly upon request.  Debtor further agrees that a carbon, photographic or other reproduction of this Agreement or any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any jurisdiction by Secured Party.

(b)                                 Power of Attorney.  Debtor hereby appoints Secured Party as Debtor’s attorney-in-fact and proxy, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time in Secured Party’s discretion, to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement including any action or instrument:  (i) to obtain and adjust any insurance required to be paid to Secured Party pursuant hereto; (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (iii) to receive, indorse and collect any drafts or other Instruments or Documents; (iv) to enforce any obligations included among the Collateral; and (v) to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Debtor or Secured Party with respect to any of the Collateral.  Debtor hereby acknowledges that such power of attorney and proxy are coupled with an interest, are irrevocable, and are to be used by Secured Party for the sole benefit of Lenders.

(c)                                  Performance by Secured Party.  If Debtor fails to perform any agreement or obligation contained herein, Secured Party may itself perform, or cause performance of, such agreement or obligation, and the expenses of Secured Party incurred in connection therewith shall be payable by Debtor under Section 4.5.

(d)                                 Bailees.  If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of Debtor’s agents or processors, Debtor shall, upon the request of Secured Party, notify such warehouseman, bailee, agent or processor of Secured Party’s rights hereunder and instruct such Person to hold all such Collateral for Secured Party’s account subject to Secured Party’s instructions.  (No such request by Secured Party shall be deemed a waiver of any provision hereof which was otherwise violated by such Collateral being held by such Person prior to such instructions by Debtor.)

(e)                                  Collection.  Secured Party shall have the right at any time, upon the occurrence and during the continuance of a Default or an Event of Default, to notify (or to require Debtor to notify) any and all obligors under any Receivables, General Intangibles, Instruments, or other rights to payment included among the Collateral of the assignment thereof to Secured Party under this Agreement and to direct such obligors to make payment of all amounts due or to become due to Debtor thereunder directly to Secured Party and, upon such notification and at the expense of Debtor and to the extent permitted by law, to enforce collection of any such Receivables, General Intangibles, Instruments, or other rights to payment and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Debtor could have done.  After Debtor receives notice that Secured Party has given (and after Secured Party has required Debtor to give) any notice referred to above in this subsection:

(i)                                     all amounts and proceeds (including instruments and writings) received by Debtor in respect of such Receivables, General Intangibles, Instruments, or other rights to payment shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of Debtor and shall be forthwith paid over to Secured Party in the same form as so received (with any necessary indorsement) to be, at Secured Party’s discretion, either (A) held as cash collateral and released to Debtor upon the remedy of all Defaults and Events of Default, or (B) while any Event of Default is continuing, applied as specified in Section 4.3, and

(ii)                                  Debtor will not adjust, settle or compromise the amount or payment of any such Receivable, General Intangible, Instrument, or other right to payment or release wholly or partly any account debtor or obligor thereof or allow any credit or discount thereon.

Section 4.2.                                   Event of Default Remedies.  If an Event of Default shall have occurred and be continuing, Secured Party may from time to time in its discretion, without limitation and without notice except as expressly provided below:

(a)                                  exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein, under the other Obligation Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral);

(b)                                 require Debtor to, and Debtor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it (together with all books, records and information of Debtor relating thereto) available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties;

(c)                                  prior to the disposition of any Collateral, (i) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premises where any of the Collateral is or may be located, and without charge or liability to Secured Party seize and remove such Collateral from such premises, (ii) have access to and use Debtor’s books, records, and information relating to the Collateral, and (iii) store or transfer any of the Collateral without charge in or by means of any storage or transportation facility owned or leased by Debtor, process, repair or recondition any of the Collateral or otherwise prepare it for disposition in any manner and to the extent Secured Party deems appropriate and, in connection with such preparation and disposition, use without charge any copyright, trademark, trade name, patent or technical process used by Debtor;

(d)                                 reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure;

(e)                                  dispose of, at its office, on the premises of Debtor or elsewhere, all or any part of the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust Secured Party’s power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Secured Obligations have been paid and performed in full), and at any such sale it shall not be necessary to exhibit any of the Collateral;

(f)                                    buy (or allow one or more of the Lenders to buy) the Collateral, or any part thereof, at any public sale;

(g)                                 buy (or allow one or more of the Lenders to buy) the Collateral, or any part thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations; and

(h)                                 apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Debtor hereby consents to any such appointment.

Debtor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

Section 4.3.                                   Application of Proceeds.  If any Event of Default shall have occurred and be continuing, Secured Party may in its discretion apply any cash held by Secured Party as Collateral, and any cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, to any or all of the following in such order as Secured Party may (subject to the rights of Lenders under the Credit Agreement) elect:

(a)                                  To the repayment of the reasonable costs and expenses, including reasonable attorneys’ fees and legal expenses, incurred by Secured Party in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure of Debtor to perform or observe any of the provisions hereof;

(b)                                 To the payment or other satisfaction of any Liens, encumbrances, or adverse claims upon or against any of the Collateral;

(c)                                  To the reimbursement of Secured Party for the amount of any obligations of Debtor or any Other Liable Party paid or discharged by Secured Party pursuant to the provisions of this Agreement or the other Obligation Documents, and of any expenses of Secured Party payable by Debtor hereunder or under the other Obligation Documents;

(d)                                 To the satisfaction of any other Secured Obligations;

(e)                                  By holding the same as Collateral;

(f)                                    To the payment of any other amounts required by applicable law (including any provision of the UCC); and

(g)                                 By delivery to Debtor or to whoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

Section 4.4.                                   Deficiency.  In the event that the proceeds of any sale, collection or realization of or upon Collateral by Secured Party are insufficient to pay all Secured Obligations and any other amounts to which Secured Party is legally entitled, Debtor shall be liable for the deficiency, together with interest thereon as provided in the governing Obligation Documents or (if no interest is so provided) at such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees of any attorneys employed by Secured Party or Lenders to collect such deficiency.

Section 4.5.                                   Indemnity and Expenses.  In addition to, but not in qualification or limitation of, any similar obligations under other Obligation Documents:

(a)                                  Debtor will indemnify Secured Party and each Lender from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including enforcement of this Agreement), WHETHER OR NOT SUCH CLAIMS, LOSSES AND LIABILITIES ARE IN ANY WAY OR TO ANY EXTENT CAUSED BY OR ARISING OUT OF SUCH INDEMNIFIED PARTY’S OWN NEGLIGENCE OR STRICT LIABILITY, except to the extent such claims, losses or liabilities are proximately caused by such indemnified party’s individual gross negligence or willful misconduct.

(b)                                 Debtor will upon demand pay to Secured Party the amount of any and all costs and expenses, including the fees and disbursements of Secured Party’s counsel and of any experts and agents, which Secured Party may incur in connection with (i) the transactions which give rise to this Agreement, (ii) the preparation of this Agreement and the perfection and preservation of this security interest created under this Agreement, (iii) the administration of this Agreement; (iv) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral; (v) the exercise or enforcement of any of the rights of Secured Party hereunder; or (vi) the failure by Debtor to perform or observe any of the provisions hereof, except expenses resulting from Secured Party’s individual gross negligence or willful misconduct.

Section 4.6.                                   Non-Judicial Remedies.  In granting to Secured Party the power to enforce its rights hereunder without prior judicial process or judicial hearing, Debtor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Secured Party to enforce its rights by judicial process.  In so providing for non-judicial remedies, Debtor recognizes and concedes that such remedies are consistent with the usage of trade, are responsive to commercial necessity, and are the result of a bargain at arm’s length.  Nothing herein is intended, however, to prevent Secured Party from resorting to judicial process at its option.

Section 4.7.                                   Other Recourse.  Debtor waives any right to require Secured Party or any Lender to proceed against any other Person, to exhaust any Collateral or other security for the Secured Obligations, to have any Other Liable Party joined with Debtor in any suit arising out of the Secured Obligations or this Agreement, or to pursue any other remedy in Secured Party’s power.  Debtor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension for any period of any of the Secured Obligations of any Other Liable Party from time to time.  Debtor further waives any defense arising by reason of any disability or other defense of any Other Liable Party or by reason of the cessation from any cause whatsoever of the liability of any Other Liable Party.  This Agreement shall continue irrespective of the fact that the liability of any Other Liable Party may have ceased and irrespective of the validity or enforceability of any other Obligation Document to which Debtor or any Other Liable Party may be a party, and notwithstanding any death, incapacity, reorganization, or bankruptcy of any Other Liable Party or any other event or proceeding affecting any Other Liable Party.  Until all of the Secured Obligations shall have been paid in full, Debtor shall have no right to subrogation and Debtor waives the right to enforce any remedy which Secured Party or any Lender has or may hereafter have against any Other Liable Party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Secured Party.  Debtor authorizes Secured Party and each Lender, without notice or demand, without any reservation of rights against Debtor, and without in any way affecting Debtor’s liability hereunder or on the Secured Obligations, from time to time to (a) take or hold any other property of any type from any other Person as security for the Secured Obligations, and exchange, enforce, waive and release any or all of such other property, (b) apply the Collateral or such other property and direct the order or manner of sale thereof as Secured Party may in its discretion determine, (c) renew, extend for any period, accelerate, modify, compromise, settle or release any of the obligations of any Other Liable Party in respect to any or all of the Secured Obligations or other security for the Secured Obligations, (d) waive, enforce, modify, amend or supplement any of the provisions of any Obligation Document with any Person other than Debtor, and (e) release or substitute any Other Liable Party.

Section 4.8.                                   Limitation on Duty of Secured Party in Respect of Collateral.  Beyond the exercise of reasonable care in the custody thereof, Secured Party shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or as to the preservation of rights against prior parties or any other rights pertaining thereto.  Secured Party shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Secured Party in good faith.

Section 4.9.                                   Appointment of Collateral Agents.  At any time or times, in order to comply with any legal requirement in any jurisdiction, Secured Party may appoint any bank or trust company or one or more other Persons, either to act as co-agent or co-agents, jointly with Secured Party, or to act as separate agent or agents on behalf of the Lenders, with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment.  In so doing Secured Party may, in the name and on behalf of Debtor, give to such co-agent or separate agent indemnities and other protections similar to those provided in Section 4.5.

ARTICLE V. — Miscellaneous

Section 5.1.                                   Notices.  Any notice or communication required or permitted hereunder shall be given as provided in the Credit Agreement.

Section 5.2.                                   Amendments.  No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by Debtor and Secured Party, and no waiver of any provision of this Agreement, and no consent to any departure by Debtor therefrom, shall be effective unless it is in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and to the extent specified in such writing.  In addition, all such amendments and waivers shall be effective only if given with the necessary approvals of Lenders as required in the Credit Agreement.

Section 5.3.                                   Preservation of Rights.  No failure on the part of Secured Party or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Obligation Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  Neither the execution nor the delivery of this Agreement shall in any manner impair or affect any other security for the Secured Obligations.  The rights and remedies of Secured Party provided herein and in the other Obligation Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law or otherwise.  The rights of Secured Party under any Obligation Document against any party thereto are not conditional or contingent on any attempt by Secured Party to exercise any of its rights under any other Obligation Document against such party or against any other Person.

Section 5.4.                                   Unenforceability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 5.5.                                   Survival of Agreements.  All representations and warranties of Debtor herein, and all covenants and agreements herein shall survive the execution and delivery of this Agreement, the execution and delivery of any other Obligation Documents and the creation of the Secured Obligations.

Section 5.6.                                   Other Liable Parties.  Neither this Agreement nor the exercise by Secured Party or the failure of Secured Party to exercise any right, power or remedy conferred herein or by law shall be construed as relieving any Other Liable Party from liability on the Secured Obligations or any deficiency thereon.

Section 5.7.                                   Binding Effect and Assignment.  This Agreement creates a continuing security interest in the Collateral and (a) shall be binding on Debtor and its successors and permitted assigns and (b) shall inure, together with all rights and remedies of Secured Party hereunder, to the benefit of Secured Party and Lenders and their respective successors, transferees and assigns.  Without limiting the generality of the foregoing, Secured Party and any Lender may (except as otherwise provided in the Credit Agreement) pledge, assign or otherwise transfer any or all of their respective rights under any or all of the Obligation Documents to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted herein or otherwise.  None of the rights or duties of Debtor hereunder may be assigned or otherwise transferred without the prior written consent of Secured Party.

Section 5.8.                                   Termination.  It is contemplated by the parties hereto that there may be times when no Secured Obligations are outstanding, but notwithstanding such occurrences, this Agreement shall remain valid and shall be in full force and effect as to subsequent outstanding Secured Obligations.  Upon the satisfaction in full of the Secured Obligations and the termination or expiration of the Credit Agreement and any other commitment of Lenders to extend credit to Debtor, then upon written request for the termination hereof delivered by Debtor to Secured Party this Agreement and the security interest created hereby shall terminate and all rights to the Collateral shall revert to Debtor.  Secured Party will thereafter, upon Debtor’s request and at Debtor’s expense, (a) return to Debtor such of the Collateral in Secured Party’s possession as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (b) execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination.

Section 5.9.                                   Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

Section 5.10.                             Final Agreement.  THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

Section 5.11.                             Counterparts; Fax.  This Agreement may be separately executed in any number of counterparts, all of which when so executed shall be deemed to constitute one and the same Agreement.  This Agreement may be validly executed and delivered by facsimile or other electronic transmission.

Section 5.12.                             “Loan Document”.  This Agreement is a “Loan Document”, as defined in the Credit Agreement, and, except as expressly provided herein to the contrary, this Agreement is subject to all provisions of the Credit Agreement governing such Loan Documents.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, Debtor has executed and delivered this Agreement as of the date first above written.

BORROWER:	RESACA EXPLOITATION, INC.

	By:	/s/ Chris Work
Chris Work, as Vice President and
Chief Financial Officer

Signature Page to

Amended and Restated Security Agreement

Acknowledged and Agreed to as

of the date hereof by:

COLLATERAL AGENT:	CIT CAPITAL USA INC.

	By:	/s/ David M. Bornstein
David M. Bornstein, as Vice President

Signature Page to

Amended and Restated Security Agreement

Schedule 3.1(a)

NAME, PLACE OF BUSINESS AND FORMATION

Prior to July 10, 2008, the Borrower was known as Resaca Exploitation, L.P., a Delaware limited partnership with its principal place of business and chief executive office at 1331 Lamar, Suite 1450, Houston, Texas 77010.

Schedule 3.3(g)

DESCRIPTION OF PLEDGED INVESTMENT PROPERTY

Securities pledged:

Owner	Issuer	Percentage Owned	Percentage Pledged	Class of Stock or other Equity Interest	No. of Shares	Certificate No.
Resaca Exploitation, Inc.	Resaca Operating Company	100%	100%	Common	1000	1